Exhibit 10.2

LOCK-UP AGREEMENT

As of February , 2025

Ladies and Gentlemen:

The undersigned understands that ASPIRE BIOPHARMA HOLDINGS INC. (formerly known as Powerup Acquisition Corp.), a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”) intends to enter into a certain business transaction (the “Transaction”). Capitalized terms are used as defined in the Annex hereto (which is hereby incorporated and made a part of this agreement).

To induce the Company to enter into and consummate the Transaction, the undersigned hereby irrevocably delivers this Lock-Up Agreement (this “Agreement”) to the Company, and agrees that, during the period commencing on the date hereof and ending on the Sale Date, the undersigned will not do any of the following, and will not publicly disclose any intention to do any of the following: (1) offer, pledge or otherwise grant any lien over, transfer, dispose of or otherwise Sell (or enter into any option or other contractual obligation to transfer, dispose of or otherwise Sell), lend, in each case directly or indirectly, any of the 786,946 shares of Common Stock directly or indirectly, owned by it, or any securities convertible into or exercisable or exchangeable for, such shares of Common Stock, or any other Common Stock Equivalents of such shares of Common Stock, whether now owned or hereafter acquired directly or indirectly by the undersigned (or any Affiliate of the undersigned) or with respect to which the undersigned (or any Affiliate of the undersigned) has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other Derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, in each case whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise; or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities in connection with:

1	sale of the Lock-Up Securities in an amount not to exceed fifteen (15%) of the daily trading volume of the Common Stock on the date of Sale (the “Sale Date”); provided, however, that no Sales shall be made if the 10-day VWAP of the Common Stock is less than $2.00 (the “VWAP Test Date”) until the earlier of (i) the date on which the closing price of the Common Stock is greater than $2.00 or (ii) five (5) days following the VWAP Test Date;

2.	transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin);

3.	transfers of Lock-Up Securities to a charity or educational institution;

4.	if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned as of the date of this Agreement;

5.	if the undersigned is a trust, to a trustee or beneficiary of the trust provided that any such transfer shall not involve a disposition for value, (ii) such transferee agrees to be bound by the terms of this agreement and (iii) no filing under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period;

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the receipt by the undersigned from the Company of shares of Common Stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase shares of Common Stock issued under an equity incentive plan of the Company or an employment arrangement or the transfer or withholding of shares of Common Stock or any securities convertible into shares of Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise provided that (i) such shares are covered by this agreement and (ii) if the undersigned is required to file a report under Section 13 of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that such reduction is attributable to the “cashless” or “net exercise” of the options or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise;

7.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock- Up Securities provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

8.	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that such transferee agrees to be bound by the terms of this agreement, and provided further that any filing under Section 13 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and

9.	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock involving a change of control (as defined below) of the Company after the closing of the Transaction and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this agreement. “change of control” means the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock- Up Securities except in compliance with this agreement.

This agreement (i) is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and, if permitted, assigns, (ii) has been executed in the English language, and the English text shall prevail over any translation, (iii) is for the exclusive benefit of the parties hereto and their respective successors and, if permitted, assigns, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof except for written agreements with respect to confidentiality, (iv) may be modified, waived or assigned only by a writing signed by the parties hereto (and any attempt to assign any right, title, benefit or obligation under this agreement without such writing shall be null and void) and (v) may be executed in counterparts, which may be transmitted by fax or e-mail and which, together, shall constitute one and the same instrument.

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This agreement and all claims, disputes, Proceedings and matters related hereto or arising hereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware). Any such Proceeding shall be brought exclusively in the New York state courts sitting in New York, NY or the federal courts of the United States of America for the Southern District of New York. The Company (i) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (ii) irrevocably and unconditionally waives any objection, including any objection to the laying of venue, whether based on the grounds of forum non conveniens or on the fact that such jurisdiction is improper or otherwise, or any other objection that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in that jurisdiction, (iii) irrevocably and unconditionally consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto at the notice address used in this agreement and (iv) irrevocably and unconditionally agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing shall affect the right of any party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any the undersigned in any other jurisdiction. The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this agreement (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this agreement, by, among other things, the mutual waivers and certifications in this paragraph. The undersigned has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This paragraph shall not restrict a party from exercising pre-judgment remedies under applicable Regulations.

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The undersigned has read and agrees to be bound by the terms of this Lock-Up Agreement as of the date first written above:

Very truly yours,

Name:	By:

Address:

Email:

ANNEX TO LOCK-UP AGREEMENT

DEFINITIONS

“Affiliate” means each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Derivative” means any futures or forward contract, spot transaction, purchase or option agreement, hedging arrangement, swap agreement, cap, floor or collar transaction, hedging transaction, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, awards, decrees, rulings, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations, directives, requirements, determinations, guidance and requests of any Governmental Authority and all administrative orders, directed duties and stipulations entered by or with a Governmental Authority.

“Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash and cash equivalents) with, any Person of, or any other transaction permitting any Person to acquire, in one transaction or a series of transactions, any interest in, all or any part of a business or any property of any kind (other than cash and cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. To “Sell” shall have a correlative meaning.

“Subsidiary” means of any Person, any other Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of fifty percent (50%) or more of the outstanding voting securities is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.